Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE                              CONTACT: Lee A. Brown
                                                               (719) 481-7213
                                                        lee.brown@ramtron.com

                RAMTRON ANNOUNCES POTENTIAL CHARGE RELATED TO
                  MANUFACTURING DEFECT IN A CERTAIN PRODUCT

Colorado Springs, CO - July 14, 2008 - Ramtron International Corporation (Nasdaq: RMTR), the leading developer and supplier of nonvolatile ferroelectric random access memory (F-RAM) and integrated semiconductor products, today announced that one of its customers has requested payment for losses resulting from in-field failures of one of Ramtron's semiconductor memory products.

Ramtron has been working closely with its manufacturing supplier and the customer to identify the root cause of the failures. Based on its investigation to date and an evaluation of the failed devices, Ramtron has concluded that a manufacturing process defect in the Ramtron device combined with a unique use within the customer's end product resulted in the device failures. Ramtron and its manufacturing supplier have implemented corrective actions to satisfy the customer's ongoing product delivery requirements. In addition, Ramtron has identified the specific lots that included the devices that failed, and has verified that versions of the same device that are currently shipping are not experiencing failure from this manufacturing process defect. Having taken corrective actions, Ramtron continues to supply its semiconductor memory products for use in this customer's end products.

"We regret the impacts that this incident may have caused our customer and appreciate their cooperation in working to resolve this issue with us," said Bill Staunton, Ramtron's chief executive officer. "Ramtron takes this matter very seriously and is committed to upholding the highest standards of product quality, integrity and customer satisfaction. We have made every effort to help our customer through this issue and expect to continue to do so."

Ramtron is working with its customer to try to determine the total losses the customer might sustain, and to determine, among Ramtron's insurance carriers and its contract manufacturing supplier, the amount of the customer's losses for which Ramtron might be liable. Depending on the total losses the customer sustains, and the portion of those losses for which Ramtron may ultimately bear the cost, Ramtron may record a charge that may require it to adjust its previously published financial results guidance for full-year 2008. Until the company is able to estimate the portion of the losses that it may be required to pay, dependence should not be placed on Ramtron's previously published annual guidance.

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About Ramtron
-------------

Ramtron International Corporation (Nasdaq: RMTR) is the leading supplier of nonvolatile ferroelectric semiconductors, including serial and parallel ferroelectric random access memory (F-RAM) devices and Processor Companion devices that integrate a variety of commonly needed discrete analog and mixed-signal functions for processor-based systems. For more information, visit www.ramtron.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts, including statements regarding the potential outcomes related to the customer's losses described in this release and statements regarding the effect on Ramtron of such losses, are "forward-looking statements". These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements, including but not limited to: dependency on a small number of suppliers, defects in products that could result in product liability claims, increases in costs or a reduction in our revenue, the effect of global economic conditions, shifts in supply and demand, market acceptance, the impact of competitive products and pricing, product development, commercialization and technological difficulties, and capacity and supply constraints. Please refer to Ramtron's Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this report are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

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